Exhibit 8.2

陳馮吳律師事務所

December 26, 2024

GLAMOORE Capital Group Company Limited

13/F, Wing Sing Commercial Centre,

12-16 Wing Lok Street,

Sheung Wan,

Hong Kong

Attn: Board of Directors

Re: Legal Opinion on GLAM Capital Limited

Dear Sirs,

1.	Introduction

1.1	We understand we have been instructed by GLAM Capital Limited (the “Company”), a wholly owned subsidiary of GLAMOORE Capital Group Company Limited, to issue this legal opinion in connection with the investigation commenced by the Hong Kong Securities and Futures Commission (the “SFC”) on June 2, 2023 against the Company and two of its responsible officers (the “Investigation”).

1.2	We are duly qualified to practice law in Hong Kong and advise on matters governed by the laws of Hong Kong and such qualification has not been revoked, suspended, restricted or limited in any manner whatsoever. Accordingly, we are duly qualified to issue this opinion.

CFN Lawyers 陳馮吳律師事務所	F

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Email: cfn@cfnlaw.com.hk

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United States (New York)

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Email: cfn@cfnllc.us

Partners

Fung Po Yee

Ng Wai Yat

Chen Jenny

Mok Kam Sheung *

Chan Kam Shing

Ho Man

Choi Sanny

Tsen Hau Yen

Wong Kee Ho

Leung Tsun Kit Marcus

Li Chun Fung

Chan Bow Ye Bonita

Consultants

Tsang Chi Keung

Li Amanda Ching Man

Ng Bon G

Pun Tsz Man Jenny

Wong Stephanie Tao Tao

Yuan Kai

Chan Yuk Hang Ricky

Ko Stephen Kwun Kwan

合夥人 馮寶儀 吳慧日 陳怡芳 莫錦嫦 陳錦成 賀敏 蔡倩盈 曾豪淵 黃紀豪 梁進傑 李駿鋒 陳寶儀 顧問 曾志強 李靜文 吳邦智 潘梓雯 黃陶陶 袁凱 陳育恆 高冠群

*China-Appointed Attesting Officer 中國委托公証人

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2.	Applicable Law

2.1	This opinion is governed by and construed in accordance with the laws of Hong Kong and confined solely to the laws of Hong Kong in place as at the date hereof. We have made no investigation of, and no opinion is given or implied with respect to, any laws or regulations (or public policy) of any other jurisdictions.

3.	Documents Examined

3.1	For the purpose of rendering this opinion and subject to the assumptions and qualifications set out below, we have examined the following documents:

i.	a written opinion dated November 6, 2024 issued by Mr. Derek Chan SC in connection with the Investigation (“Counsel’s opinion”); and

ii.	registration statement on Form F-1 of GLAMOORE Capital Group Company Limited submitted to the United States Securities and Exchange Commission on December 10, 2024 (the “Registration Statement”);

(collectively referred to as, the “Documents”).

3.2	In connection with this opinion, we have relied entirely on representations in relation to all matters of fact (including but not limited to the representations set out in the Documents, the factual conclusions and characterisations and descriptions of purpose, intention or other state of mind) and have assumed, without independent inquiry, the accuracy of such representations.

3.3	Where any matters set out in this opinion are expressed to be based on our knowledge or with reference to matters of which we are aware, the knowledge is limited to actual knowledge without any additional investigation undertaken for the purpose of the giving of this opinion.

3.4	Other than the above Documents, we have not for the purposes of giving this opinion examined any other contracts, instruments, other documents or respective drafts thereof relating to the above Documents. We have not conducted any independent searches or enquiries (including other writ searches) or inspected any statutory books or Registers since such date of inspection and we have assumed that further searches or inspection would not reveal any circumstances which would require an amendment to this opinion.

4.	Assumptions

4.1	For the purpose of this opinion, we have assumed the following (without making any investigation):

i.	each of the Documents is within the respective capacities, powers and authorities of, and has been validly and duly authorised, executed, delivered and (if appropriate) authenticated by all the parties thereto in accordance with all relevant laws of that party’s jurisdiction of incorporation and its constitutional documents;

ii.	any document submitted to us being true, authentic, accurate, complete, up-to-date and continues in full force and effect and all documents submitted to us remains and will remain in the form reviewed by us, without amendment or supplement (whether in writing or otherwise);

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iii.	all facts, information, representations and warranties made, represented or implied in each of the Documents remaining true, accurate and misleading due to the omission of any material matter and all documents referred to herein are complete;

iv.	all matters concerning the laws of all other relevant jurisdictions (other than Hong Kong) in respect of the Documents have been duly complied with;

v.	the parties to the Documents are not and will not be engaging in nor is any such party aware of any misleading or unconscionable or improper conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of any of the Documents which might render any of the Documents or any relevant transaction or associated activity illegal, void or voidable, irregular or invalid; and

vi.	there are no provisions of the laws of jurisdiction outside Hong Kong which would have any implication for the opinions we express and, insofar as the laws of any jurisdiction outside Hong Kong may be relevant, such laws have been and will be complied with.

4.2	the making of the above assumptions does not imply that we made any enquiry to verify any assumption (other than as expressly stated in our opinion herein). No assumption specified above is limited by reference to any other assumption.

5.	Opinion

5.1	Based solely on the foregoing and subject to the qualifications herein and to any matters not disclosed to us by the concerned parties, as of the date of this opinion, we concur with the view set out in paragraphs 40, 41 and 42 of Counsel’s opinion that, for the incidences involved in the Investigation:

i.	does not seem there are any potential disciplinary consequences that would arise; or

ii.	if the SFC decides to pursue the Company or one of the Company’s responsible officer for misconduct, the likely sanction would be a public reprimand and/or a fine on the lower end of the spectrum; and it is not reasonably likely that the Company’s another responsible officer would be subject to disciplinary action; and

iii.	it is unlikely that the SFC will opt for more severe sanctions such as revoking, suspending or prohibiting the Company and/or its responsible officer from carrying on regulated activities.

6.	Qualifications

6.1	Our opinion is subject to the following qualification:

i.	we express no opinion as to the correctness or accuracy of any representation given by virtue of the Documents or of facts or the reasonableness of any statement of opinion or intention contained in any of the Documents, save insofar as the representations, facts, opinion or intention are the subject matter of a specific opinion herein.

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7.	Limits on the Opinion

7.1	This opinion:

i.	is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated;

ii.	may not, save as required by law or regulation, be filed with any governmental agency or authority or circulated, quoted, published or otherwise referred to, disseminated or disclosed or used for any other purpose without our prior written consent;

iii.	shall be governed by and construed in accordance with laws of Hong Kong and the courts of Hong Kong shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes arising out of or in connection with it;

iv.	we assume no obligation to update this opinion for any changes in the laws of Hong Kong or other events or circumstances that occur after the date of this opinion; and

v.	is based upon facts and circumstances in existence as of the date hereof.

8.	Consent

We hereby consent to the inclusion of our name in the Registration Statement and reference to and the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ CFN Lawyers
CFN Lawyers